US BIODEFENSE, INC.
RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (the "Agreement") is made and entered into this 7th day of August, 2006, by and between US Biodefense, Inc., a Utah corporation (the "Company"), and Equity Solutions, Inc., a Nevada corporation (the "Purchaser").

P R E A M B L E

     WHEREAS, the Company desires to sell to Purchaser an aggregate of 2,000,000 shares of the Company’s restricted common stock, each with a par value of $0.001 per share (the “Common Stock”)

     WHEREAS, the shares of Common Stock to be purchased by Purchaser will be subject to certain restrictions on transfer; and

     WHEREAS, the Company and Purchaser wish to set forth certain additional conditions to the sale of the shares of Common Stock to Purchaser;

     NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Sale of Stock. Upon the terms and subject to the conditions hereof, the Company has agreed to sell and Purchaser has agreed to buy 2,000,000 shares (the "Shares") of Common Stock at a purchase price of $0.10 per share for an aggregate purchase price of $200,000. The Shares shall be subject to all the terms, conditions and restrictions set forth in this Agreement.

     2. Company's Right of Repurchase. The Company shall be entitled, at the Company's option, to repurchase from Purchaser at Purchaser's original purchase price any or all of the Shares issued hereby for a period of one year from the effective date of this Agreement.

     3. Change in Control. The Company's option to repurchase set forth in Section 2 hereof shall lapse immediately upon the occurrence of a "change in control" of the Company. For purposes hereof a "Change in Control" of the Company shall be deemed to occur if (i) any "person" (as such term is used in 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a group including Purchaser, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     4. Shares Received in Certain Corporate Transactions. The terms of this Agreement shall apply to any stock or securities received by Purchaser in exchange for the Shares pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Company. The terms of this Agreement shall also apply to any security received as a result of a stock split or stock dividend with respect to the Shares, and such securities shall become Shares pursuant to the terms of this Agreement.

     5. Stock Legend. The Company and Purchaser agree that all certificates representing all Shares that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD,
OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE
OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE
SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION
FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY
TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     6. Notices. Any notice required to be given hereunder will be deemed to be duly given on the date of delivery if delivered in person or on the date of mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, to the party or parties that are to receive such notice at the addresses indicated on the signature page of this Agreement. The address of Purchaser or the Company may be changed only by giving written notice to the other party of such change of address.

     7. Taxes. To the extent the lapse of restrictions results in the receipt of compensation by

Purchaser for tax purposes, the Company shall withhold from any cash compensation then or thereafter payable to Purchaser any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, Purchaser shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement. If Purchaser makes the election authorized by 83(b) of the Internal Revenue Code of 1986, as amended, Purchaser shall submit to the Company a copy of the statement filed by Purchaser to make such election.

     8. Stock Power and Retention of Certificates. The Company may require Purchaser to execute and deliver to the Company a stock power in blank with respect to the unvested Shares and may, in its sole discretion, determine to retain possession of or escrow the certificates for unvested Shares. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to Shares pursuant to the provisions of Section 2 as a result of a termination of employment. Notwithstanding retention of such certificates by the Company, Purchaser shall have all rights (including dividend and voting rights) with respect to the unvested Shares represented by such certificates.

     9. Entire Agreement; Counterparts. This Agreement contains the entire understanding between the parties concerning the subject contained in this Agreement, provided that the Shares are also subject to certain restrictions on transfer and other conditions contained in the Employment Agreement. Except for such Agreement, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

     10. Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this

Agreement.

     11. Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

     12. Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     14. Successors. The provisions of this Agreement will benefit and will be binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

     15. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

     16. Amendment. This Agreement may only be amended by the written consent of all of the parties to this Agreement at the time of such amendment.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

US BIODEFENSE, INC.

Signed:
Print:	David Chin
Title:	Chief Executive Officer

EQUITY SOLUTIONS, INC.

Signed:
Print:	Heriberto Cruz
Title:	Chief Executive Officer